UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 7, 2018

Date of Report (Date of earliest event reported)

M101 CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-55512	87-0363526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 20.03, Plaza 138 Jalan Ampang Kuala Lumpur, Malaysia	50450
(Address of principal executive offices)	(Zip Code)

+603.2181.0150

Registrant’s telephone number, including area code

______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 7, 2018, Datin Chan Heng Si resigned as the President, Chief Executive Officer and Director of M101 Corp. (the “Company”). On that same date, Dato Yap Ting Hau resigned as a Director of the Company. There were no disagreements between Datin Chan, Dato Yap and the Company on any matter relating to the Company’s operations, policies or practices, which resulted in their resignation.

On December 7, 2018, the remaining board of directors appointed Ousman Haji Aliyas to serve as the Company’s President, Chief Executive Officer and Director. Mr. Ousman, 45, is an entrepreneur. He previously worked as an Account Supervisor at Rashid Hussain Securities, a Logistics Supervisor at Bechtel Bina Sdn Bhd and a Logistics Supervisor at Gas Malaysia Sdn Bhd. Mr. Ousman holds a Malaysia Examination Certificate at Tengku Mahmud School, Terengganu, Malaysia and a Diploma Certificate at Sultan Zainal Abidin College (university Darul Iman), Terengganu, Malaysia.

There are no employment agreements between the Company and Mr. Ousman, nor are there any arrangements or plans in which the Company will provide compensation, bonus, pension, retirement, or similar benefits to Mr. Ousman. There have been no transactions to which the Company was or is to be a party, in which Mr. Ousman had, or will have, a direct or indirect material interest.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M101 CORP.

Date: December 7, 2018	By:	/s/ Ousman Haji Aliyas
Ousman Haji Aliyas
Chief Executive Officer (Principal Executive Officer)

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